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                              FIRST AMENDMENT
                                     TO
         THE MILLS CORPORATION 1994 EXECUTIVE EQUITY INCENTIVE PLAN


            This FIRST AMENDMENT TO THE MILLS CORPORATION 1994 EXECUTIVE EQUITY INCENTIVE PLAN (the "First Amendment") is adopted by THE MILLS CORPORATION, a Delaware corporation (the "Company") as of the 26th day of September, 1996.

                                  Recitals

       A. Pursuant to an Action taken by Written Consent of the Directors of the Company dated as of April 12, 1994, the Company adopted The Mills Corporation 1994 Executive Equity Incentive Plan (the "Original Plan"), which Original Plan became effective on April 21, 1994 with the closing of the Company's initial public offering of shares of its common stock.

       B. The Company has entered into various Stock Option Agreements and Restricted Stock Agreements with certain Employees and Outside Directors, by which grants of Stock Options and Restricted Stock have been awarded to such Employees and Outside Directors.

       C. Pursuant to authorization granted by the Company's Executive Compensation Committee (the "Committee"), the Company has elected to be governed by amended rules promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934
(the "1934 Act").

       D. The Company desires to amend the Original Plan, pursuant to and in accordance with the amended rules issued pursuant to the 1934 Act.

       E. The adoption of this First Amendment by the Company and the implementation of the terms and conditions contained herein have been authorized by the Board of Directors by Resolution No. 96--54 adopted in a regular meeting on September 26, 1996.

                                 Agreements

       NOW THEREFORE, the Company hereby amends the Original Plan as follows (deletions being denoted herein by strikeouts and new language being denoted herein by double underlining):

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FOR EDGAR FILING, LANGUAGE THAT WILL BE ADDED IS PRECEDED BY A "<*>" AND
FOLLOWED BY A "</*>". LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A "</#>".
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       1.   Subsection 1.4 of the Original Plan is amended to read as
follows:

            1.4 "Committee" means the committee of the Board meeting the standards of <*>Rule 16b-3(d)(1)</*> <#>Rule 16b-3(c)(2)(i)</#> under the Exchange Act, or any similar successor rule and Prop. Treas. Reg. Section 1.162-27(e)(3) or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Executive Compensation Committee of the Board shall be the Committee.

       2.   Subsection 1.26 of the Original Plan is amended to read as follows:

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            1.26. "Plan" means The Mills Corporation 1994
       Executive Equity Incentive Plan<*>, as the same may be amended, modified or supplemented from time to time</*>.

       3.   Subsection 3.2 of the Original Plan captioned "Shares
Subject to Terminated Options or Forfeited Restricted Stock Awards" is amended to read as follows:

            If and to the extent, an Option shall expire or terminate for any reason without having been exercised in full, the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available under the Plan for other awards. Any Shares of Restricted Stock forfeited by the Grantee, will (unless the Plan shall have terminated) become available under the Plan for other grants or awards<#>; provided, however, that forfeited Restricted Stock awards shall not again be available for awards to Grantees subject to Section 16 of the Exchange Act if the Grantee received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such award, including without limitation, the right to receive dividend equivalent payments</#>.

       4. Subsection 4.2 of the Original Plan captioned "Authority of the Committee" is amended by revising subparagraph (c) thereof to read as follows:

            (c) to determine all other terms and provisions of each Agreement (which may, but need not be, identical),
       <#>other than the exercisability of Options which is governed by Subsection 7.2 hereof,</#> and, with the consent of the Optionee or Grantee, as the case may be, to modify any Agreement (including, without limitation, the vesting of Restricted Stock subject to such Agreement);

       5. Subsection 4.2 of the Original Plan captioned "Authority of the Committee" is further amended by revising subparagraph (d)(iv) thereof to read as follows:

            (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares (other than Restricted Stock) valued at Fair Market Value on the Date of
       Exercise of the Option in accordance with the terms of
       <*>Subsection 9.1</*> <#>Subsection 9.2</#> hereof, or a combination of cash and Shares, or for the payment in part of the Option
       Price with a promissory note in accordance with the terms of Subsection 9.3 hereof;

       6. Subsection 7.2 of the Original Plan captioned "Option Period and Exercisability" is amended to read as follows:

            Subject to the terms of Section 11 hereof, the Option
       Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that the Option Period shall not be for a period of more than ten years from the Date of Grant, and shall be subject to earlier termination as herein provided. <*>The terms and conditions with respect to exercisability shall be determined by the Committee.</*> <#>Each Option granted under this Plan shall provide that the Option shall become exercisable with respect to 50% of the total number of Shares subject to being purchased thereunder beginning on the third anniversary of the Option's Date of Grant and exercisable with respect to the remaining such Shares beginning on the fourth anniversary of the Option's Date of Grant; provided; provided, however, that the Optionee remains an </#>

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       <#>Employee (or a director of the Company in the case of a Nonstatutory
       Stock Option granted to an Outside Director pursuant to
       Section 11 hereof) on such third and fourth anniversaries of the Date of Grant.</#> To the extent not set forth in the Plan, the terms and conditions of each grant shall be set forth in an Agreement.

       7. Subsection 7.6 (b) of the Original Plan captioned "Term of Award Agreements" is amended by revising subparagraph (i) thereof to read as follows:

            (i) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation or other encumbrance of (A) the Shares awarded as Restricted Stock under the Plan, (B) the right to vote the Shares, or (C) the right to receive dividends thereon in each such case during the restriction period applicable to the Shares; provided, however, that the Grantee shall<*>, unless otherwise provided in the applicable Agreement,</*> have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

       8. Subsection 7.6 (b) of the Original Plan captioned "Term of Award Agreements" is further amended by revising subparagraph (iv) thereof to read as follows:

            (iv) a requirement that each certificate representing shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

            "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in The
            Mills Corporation 1994 Executive Equity Incentive
            Plan, <*>as the same may be amended from time to time</*> (the "Plan") and a written agreement (the
            "Agreement") entered into between the registered owner and The Mills Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of The Mills
            Corporation."

       9.   Subsection 7.6 (e) of the Original Plan captioned "Code
Section 162(m) Compliance for Restricted Stock" is amended by revising the first two sentences thereof to read as follows:

            (e)  Code Section 162(m) Compliance for Restricted
       Stock. This <*>Sub</*>section 7.6(e) applies only to those salaried Employees who, in the judgment of the Committee, may be Covered Employees, under Code Section 162(m)(3).
       With respect to the grant of Restricted Stock, the Committee
       <*>may</*> <#>shall</#> establish performance goals applicable to
       Restricted Stock granted to Grantees in such manner as shall permit the Grant to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

       10.  Section 8 of the Original Plan captioned
"Non-transferability" is amended to read as follows:

            <*>Unless otherwise provided in the applicable Agreement,</*>
       each <#>Each</#> Option granted and Restricted Stock awarded hereunder shall by its terms not be assignable or

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       transferable other than by will or the laws of
       descent and distribution and Options may be exercised, during the Optionee's lifetime, only by the Optionee.

      11.  Section 10 of the Original Plan captioned "Accelerated
Exercise" is amended to read as follows:

           Notwithstanding any other provisions of the Plan, all unexercised Options and non-vested Restricted Stock awards<#>, except unexercised Options and non-vested Restricted Stock awards held by those persons who for purposes of Section 16 of the 1934 Act are treated as officers, directors or 10% stockholders of the Company,</#> may be exercised or disposed of commencing on the date of a Change of Control, as defined in
      Section 16 hereof; provided, however, that the Company may cancel all such Options and Restricted Stock under the Plan as of the date of a Change of Control by giving notice to each Optionee or Grantee thereof, as the case may be, of its intention to do so and by permitting the purchase during the thirty-day period next preceding such effective date of all of the Shares subject to such outstanding Options or by payment for outstanding Restricted Stock during such thirty-day period.

      12. Subsection 11.3 of the Original Plan captioned "Change of Control" is amended to read as follows:

           Notwithstanding the provisions of Subsection 11.1, a Nonstatutory Stock Option granted pursuant to Subsection
      11.1 may be exercised in full upon a Change in Control <#>if such exercise is permitted by Section 10</#>.

      13. Subsection 11.4 of the Original Plan captioned "Amendments to Section" is hereby deleted in its entirety, as follows:

           <#>11.4.     Amendments to Section.  Notwithstanding
      Section 2 hereof, the provisions in this Section 11 may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.</#>

      14.  Section 13 of the Original Plan captioned "Withholding
Taxes" is amended to read as follows:

           <#>13.1 Remittance of Tax as Condition of Delivery.</#>  The
      Company shall be entitled to require as a condition of delivery of Shares hereunder that the Optionee or Grantee, as the case may be, remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto.

           <#>13.2 Mandatory Withholding on Officers, Directors and
      10% Stockholders. In the case of an Optionee or Grantee who is an officer, director or 10% stockholder of the Company (for purposes of Section 16 of the Exchange Act), whenever under the Plan, Shares are to be delivered, the Company shall withhold an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto.</#>


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      15.  Subsection 14.1 of the Original Plan is amended to read as follows:

           14.1. An Optionee or Grantee<#>, other than an officer, director or 10% stockholder of the Company (for purposes of Section 16 of the Exchange Act),</#> may, subject to Committee approval, elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Optionee or Grantee upon his or her exercise of an Option or vesting of a Restricted Stock award having a Fair Market Value equal to either (a) the amount necessary to satisfy such Optionee's or Grantee's required federal, state, or other governmental withholding tax liability with respect thereto, or (b) a greater amount, not to exceed the estimated total amount of such Optionee's or Grantee's tax liability with respect thereto.

      16. Subsection 15.1 of the Original Plan captioned "Forfeiture" is amended by revising the first clause thereof to read as follows:

           15.1 Forfeiture. Subject to the provisions of Subsection 7.4 hereof with respect to Incentive Stock
      Options and the provisions of Subsection 7.6(c) hereof with respect to Restricted Stock<*>, unless otherwise provided in an applicable Agreement,</*> an unexercised Option or non-vested Restricted Stock award shall terminate and/or be forfeited upon the date on which the Optionee or Grantee thereof, as the case may be, is no longer an Employee ("Termination of Employment"), except that:

      17. Subsection 15.1 of the Original Plan captioned "Forfeiture" is further amended by revising subparagraph (d) thereof to read as follows:

           (d)  Other Reasons for Termination.  If the Optionee or
      Grantee has a Termination of Employment for any reason other than by death, retirement or Permanent Disability, any unexercised Option to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within <*>90 days</*> <#>three months</#> from the date of such Termination of Employment.

      18. Subsection 16.1 of the Original Plan captioned "Change of Control" is amended by revising subparagraph (a) thereof to read as follows:

           (a) Acquisition of Stock. The acquisition, by a person or group of persons <#>(other than Herbert S. Miller and his affiliates)</#> acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial ownership of such persons or group of persons equaling or exceeding 20% of the outstanding common stock of the Company. The Change of Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 20% of the outstanding common stock of the Company.

      19.  Section 17 of the Original Plan captioned "Substituted
Options" is amended to read as follows:

           If the Committee cancels, with the consent of an Optionee, any Option granted under the Plan, and a new Option is substituted therefor, then the Committee may, in its discretion, provide that the Date of Grant of the canceled Option shall be the date used to determine the earliest date or dates for exercising the new substituted Option

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      under Subsection 7.2 hereof so that the Optionee may exercise or dispose of the substituted Option at the same time as if the Optionee had held the substituted Option since the Date of Grant of the canceled Option<#>; provided, however, that no Optionee who for purposes of Section 16 of the Exchange Act is treated as an officer, director or 10% stockholder of the Company may dispose of a substituted Option within less than six months after the Date of Grant (calculated without reference to this Section 17)</#>.

      20. Subsection 25.1 of the Original Plan captioned "Board's Authority to Modify" is amended by revising the introductory provisions thereof to read as follows:

           25.1 Board's Authority to Modify.  <#>Subject to
      Subsection 11.6 hereof, the</#> <*>The</*> Board may make such modifications of the Plan as it shall deem advisable;

           21. The Original Plan, as amended herein, shall continue in full force and effect.

           IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first above written.


                                        THE MILLS CORPORATION,
                                        a Delaware corporation,




                                        By:

                                             Peter B. McMillan
                                             President & Chief Operating Officer